UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 20, 2013

Date of Report (Date of earliest event reported)

ALTRA INDUSTRIAL MOTION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33209	61-1478870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Granite Street, Suite 201 Braintree, Massachusetts	02184
(Address of principal executive offices)	(Zip Code)

(781) 917-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2013, Altra Industrial Motion Corp. (the “Company”) entered into Amendment No. 1 to the Amended and Restated Employment Agreement (the “Amendment”) by and among the Company, Altra Power Transmission, Inc. f/k/a Altra Industrial Motion, Inc. and Michael L. Hurt, who serves as the Company’s Executive Chairman and Chairman of the Board of Directors. The Amendment to extends the term of Mr. Hurt’s employment agreement from December 31, 2013 to the date of the Company’s 2014 Annual Meeting of Stockholders. The foregoing summary is qualified in its entirety by reference to the Amendment, which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Amended and Restated Employment Agreement, dated as of December 20, 2013, among Altra Industrial Motion Corp., Altra Power Transmission, Inc. and Michael L. Hurt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altra Industrial Motion Corp.

/s/ Glenn E. Deegan
Name:	Glenn E. Deegan
Title:	Vice President, Legal and Human Resources, General Counsel and Secretary

Date: December 23, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Amended and Restated Employment Agreement, dated as of December 20, 2013, among Altra Industrial Motion Corp., Altra Power Transmission, Inc. and Michael L. Hurt.